EXHIBIT 19.1
                 FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT (this "Amendment") is entered into as of this 24th day of April, 1995, by and between AMWEST INSURANCE GROUP, INC. ("Borrower") and UNION BANK ("Bank"), in view of the following:

         WHEREAS, Borrower and Bank have previously entered into that certain Revolving Credit Agreement dated as of August 6, 1993 (the "Agreement"); and

         WHEREAS, Borrower has requested Bank to amend certain terms and conditions of the Agreement, as more fully elaborated hereinbelow; and

         WHEREAS, Bank is prepared to so amend the Agreement upon the terms and conditions set forth hereinbelow;

         NOW, THEREFORE, in view of the foregoing and in consideration of the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiently of which is acknowledged, Borrower and Bank agree as follows:

1. Capitalized Terms. All capitalized terms not specifically defined herein shall have the meanings given thereto in the Agreement.

2. Section and Paragraph Numbers. Unless otherwise provided, all references herein to section and paragraph numbers shall be to the Agreement.

3.       Amendments to Agreement.

         3.1      Amendments to Defined Terms in Article I.

                  3.1.1 The last sentence of the definition of "Applicable Base Lending Rate Margin" and "Applicable Eurodollar Lending Rate Margin" is deleted in its entirety. The interest rate grid immediately following the definition is deleted and the following grid substituted therefor:

                                         Applicable           Applicable
                                        Base Lending      Eurodollar Lending
                   Leverage Ratio        Rate Margin          Rate Margin
                  -----------------     -------------     ------------------

                  greater than 0.30        0.50                 2.00%
                  from 0.25 to 0.30        0.25%                1.75%
                  from 0.20 to 0.25        0.00%                1.50%
                  from 0.15 to 0.20        0.00%                1.25%
                  less than 0.15           0.00%                1.00%


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

                  3.1.2 There shall be added a new defined term "Fixed Charge Coverage Ratio" as follows:

                  "Fixed Charge Coverage Ratio means, as of the end of any fiscal quarter, the ratio of (a) the sum of (i) the amount of cash, Cash Equivalents and Investments of the Borrower, on a non-consolidated basis, as of the end of such fiscal quarter, plus (ii) the estimated interest expense related to the Surplus Note over the subsequent four (4) consecutive quarters, plus (iii) the greater of (1) statutory net income of Borrower's insurance Subsidiaries, determined on a combined statutory basis for the four (4) consecutive fiscal quarters ending on such day, or (2) 10% of the statutory surplus of the most recently ended fiscal quarter, plus (iv) cash received from stock options exercised for the four (4) previous consecutive fiscal quarters, plus (v) unused amounts available to be drawn under this Agreement, to (b) the sum of (i) aggregate payments of principal and interest on all Debt of the Borrower and its Subsidiaries required to be paid during the following four (4) consecutive fiscal quarters, plus (ii) the total amount of common stock dividends to be paid over the next four (4) consecutive fiscal quarters, plus (iii) the total amount of common share repurchases over the next four
                  (4) consecutive fiscal quarters, plus (iv) total capital expenditures incurred by Borrower (inclusive of permitted acquisition payments made) over the next four (4) consecutive fiscal quarters."

                  3.1.3 The definition of "Leverage Ratio" is deleted in its entirety and the following substituted therefor:

                  "Leverage Ratio" means the ratio of (a) funded Debt to Union Bank to (b) Tangible Net Worth, measured as of the last day of each fiscal quarter.

                  3.1.4 The definition of "Maturity Date" as meaning July 30, 1999 is deleted and the date of July 15, 2000 is substituted therefor.

                  3.1.5 The definition of "Revolving Commitment" is deleted in its entirety and the following substituted therefor:

                  "Revolving Commitment" means Fifteen Million Dollars ($15,000,000); provided that on July 15, 1995 the Revolving Commitment shall mean an amount which is reduced by the Commitment Reduction for that date and by the same amount each July 15 thereafter."

                  3.1.6 The definition of "Tangible Net-Worth" is amended by adding the parenthetical phrase "(but excluding the effects of FASB 115)" after the phrase "as determined in accordance with generally accepted accounting principles consistently applied".


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

         3.2 Section 2.12 is deleted in its entirety and the following substituted therefor:

         "SECTION 2.12 Mandatory Commitment Reductions. The Revolving Commitment shall be reduced annually, commencing July 15, 1995 in accordance with this Section 2.12.

         On each Revolving Commitment Reduction Date, the Revolving Commitment shall be reduced by a Revolving Commitment Reduction Payment.


               Revolving Commitment                             Annual
                  Reduction Date                         Commitment Reduction
               ---------------------                     --------------------
                 July 15, 1995                               $2,500,000
                 July 15, 1996                               $2,500,000
                 July 15, 1997                               $2,500,000
                 July 15, 1998                               $2,500,000
                 July 15, 1999                               $2,500,000
                 July 15, 2000                               $2,500,000
                 (the Revolving Commitment shall be
                 reduced to Zero Dollars ($0))

         3.3 Sections 5.9 Liquidity Ratio and 5.10 Leverage Ratio are deleted in their entirety. New Sections 5.9 and 5.10 are added to read as follows:

         "SECTION 5.9 Fixed Charge Coverage Ratio. On a consolidated basis, Borrower and its Subsidiaries will not permit, as of the end of each fiscal quarter, the Fixed Charge Coverage Ratio to be less than 1.10:1.00."

         "SECTION 5.10 [Intentionally deleted]"

3. Effectiveness of this Amendment. This Amendment shall become effective as of the date hereinabove stated when, and only when, Bank shall have received all of the following, each in form and substance satisfactory to Bank:

         (a) A counterpart of this Amendment, duly executed by the Borrower;

         (b) A new Revolving Note to evidence the increased Revolving Commitment and to replace the existing Revolving Note;

         (c) A fully earned, non-refundable facility fee in the amount of Eighteen Thousand Seven Hundred Fifty Dollars ($18,750), payable by debiting Borrower's demand deposit account with Bank or by incoming wire transfer of immediately available funds; and

         (d) Such other documents, instruments or agreements as Bank may reasonably deem necessary.


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

4.       Ratification.

         (a) Except as specifically amended herein above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed; and

         (b) Upon the effectiveness of this Amendment, each reference in the Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Amendment and each reference in the Agreement to the "Revolving Note" or words of like import referring to the Revolving Note shall mean and be a reference to the replacement Revolving Note issued pursuant to this Amendment.

5. Representations and Warranties. Borrower represents and warrants as follows:

         (a)      Each of the representations and warranties contained in
Section 3 of the Agreement, as hereby amended, is hereby reaffirmed as of the date hereof, each as if set forth herein;

         (b) The execution, delivery and performance of this Amendment are within Borrower's corporate powers, have been duly authorized by all necessary corporate action, have received all necessary approvals, if any, and do not contravene any law or any contractual restriction binding on Borrower;

         (c) This Amendment is, and the replacement Revolving Note when delivered for value received will be, the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms; and

         (d) No event has occurred and is continuing or would result from this Amendment which constitutes an Event of Default under the Agreement, or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

6. Governing Law. This Amendment shall be deemed a contract under and subject to, and shall be construed for all purposes and in accordance with, the laws of the State of California.

7. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.



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WITNESS the due execution hereof as of the date first above written.



AMWEST INSURANCE GROUP, INC.            UNION BANK



By:           /s/ Steven R. Kay         By:           /s/ Robert C. Dawson
              --------------------                    -----------------------
Name:         Steven R. Kay             Name:         Robert C. Dawson
              --------------------                    -----------------------
Title:        Sr. V.P. & CFO            Title:        Vice President
              --------------------                    -----------------------
By:                                     By:
              --------------------                    -----------------------
Name:                                   Name:
              --------------------                    -----------------------
Title:                                  Title:
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